Exhibit 24.1

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints Andrew I. Koven, Marc L. Panoff or Michelle H. Degen, or any of them, as the undersigned's true and lawful attorney-in-fact to:

1. execute for and on behalf of the undersigned all documents that may be required to be filed by the undersigned under Sections 13(d), 13(g), and 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules thereunder, including, but not limited to, Schedules 13D and 13G, and Forms 3, 4 and 5, with respect to Neurologix, Inc. (the “Company”), as well as any documents required to be executed by the undersigned relating to obtaining or updating any required permissions, codes, and/or passwords relating to the Securities and Exchange Commission Electronic Data Gathering, Analysis, and Retrieval (“EDGAR”) system that is used for the filing of such documents;

2. do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such documents, complete and execute any amendment or amendments thereto, and timely file such documents with the United States Securities and Exchange Commission, any stock exchange or similar authority, or any issuer of securities referred to therein; and

3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming any of the undersigned's responsibilities to comply with Sections 13(d), 13(g) or 16 of the Exchange Act.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file, as applicable, any Schedule 13D or 13G, or any Form 3, 4, or 5 with respect to the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 19th day of September, 2011.

/s/ Adrian Adams

Name: Adrian Adams